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                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549


                                  FORM 8-K


                               CURRENT REPORT


                   Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934


     Date of Report (Date of earliest event reported) September 9, 1997


                          EDUCATIONAL MEDICAL, INC.
                          -------------------------
           (Exact name of registrant as specified in its charter)


                                  Delaware
                                  --------
               (State or other jurisdiction of incorporation)


               000-21567                          65-0038445
        -----------------------        ---------------------------------
        (Commission File Number        (IRS Employer Identification No.)


                          Educational Medical, Inc.
                     1327 Northmeadow Parkway, Suite 132
                           Roswell, Georgia 30076
                           ----------------------
             (Address of principal executive office)    (Zip Code)




        Registrant's telephone number, including area code:     (770) 475-9930
                                                                --------------
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 Item 5.        Other Events.

        On September 9, 1997, Educational Medical, Inc. (the Company) conducted its 1997 Annual Shareholders Meeting at the Westin Peachtree Plaza, 210 Peachtree Street NW, Atlanta, GA. In that respect the following actions were taken:

        Proposal 1: Election of Directors: By affirmative vote of the holders of a majority of the outstanding shares of Common Stock of the Company, Messrs. Robert J. Cresci, Carl S. Hutman, Gary D. Kerber, Richard E. Kroon and W. Patrick Ortale, III were reelected to the Board for a term which expires at the annual meeting of shareholders to be held in 1998.

        Proposal 2: Ratification of the Companys Selection of Ernst & Young, LLP as the Companys Independent Auditors for the Fiscal Year ending March 31,1998: By affirmative vote of the holders of a majority of the outstanding shares of Common Stock of the Company, the selection of the firm of Ernst & Young, LLP as the Companys independent accountants for the fiscal year ending March 31, 1998 was approved and ratified.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

        (a)     Financial Statements:  Not applicable.

        (b)     Pro Forma Financial Information: Not applicable.

        (c)     Exhibits: None.

                                 SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  EDUCATIONAL MEDICAL, INC.



Date:  September 26, 1997.        By:  /s/ Vince Pisano
                                     ------------------------------------
                                     Vince Pisano, Vice President Finance
                                        and Chief Financial Officer

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